EXHIBIT 10.2

This Letter Agreement dated December 31, 2005 made between:

PACIFIC SPINNER LIMITED
Suite 802, St. James Court, St. Dennis Street
Port Louis, Mauritius

("Purchaser")

and

Texhoma Energy, Inc.
#120-2411 Fountainview Drive
Houston TX - 77057
USA

("Seller")

Whereas the Seller owns Forty Percent (40%) of the issued and outstanding shares of Black Swan Petroleum Pty Ltd, a company incorporated in Australia, and Forty Percent (40%) of the issued and outstanding shares of Black Swan Petroleum (Thailand) Limited, a company incorporated in Thailand (the "Companies" and the "Shares"). The Seller desires to transfer the Shares of the Companies to the Purchaser pursuant to the terms of this Letter Agreement, and

Whereas the Seller desires to ensure that it has no future responsibility, indirect or otherwise, to fulfill or ensure the fulfillment of the obligations imposed under the Petroleum Concession and

Whereas the Purchaser wishes to acquire the Shares of the Company owned by the Seller for investment purposes.

Now Therefore this Letter Agreement sets out the terms and conditions for the purchase by the Purchaser of the Shares of the Companies from the Seller as follows:

1. The Seller warrants and represents to the Purchaser that it owns the Shares Free and clear of all liens and encumbrances and that there are no other rights to acquire the Shares.

2. The Seller further warrants that it has no claims or liabilities outstanding that could give rise to a right by any third party to acquire the Shares by way of set off, damages creditor's lien or in any other manner.

3. The Seller agrees to sell and transfer all of the Shares to the Purchaser for good and valuable consideration, the sufficiency of which is hereby acknowledged.

4. The Purchaser agrees to Purchase the Shares with an effective date of December 31, 2005 (the "Effective Date") and to indemnify the Seller of all claims and costs incurred by the Companies since that Effective Date.

5. The Purchaser agrees to use it best efforts to on-sell the Shares and pay to the Seller a 20% share of the proceeds received.

6. The Seller warrants to the Purchaser that the Seller is a corporation in good standing in its jurisdiction and that the Seller has the right to enter into this Letter Agreement.

7. Time is of the essence hereof and both parties agree to use diligent efforts, and execute all documents that may be reasonably required, to transfer the Shares to the Purchaser and close the transaction contemplated by this Letter Agreement.

8. The Parties acknowledge that they have had the opportunity to obtain independent legal advice, with the parties responsible for their own cost.

IN WITNESS WHEREOF, the Parties hereto have caused this Letter Agreement to be duly executed by their duly authorized representative as of the date first above written.

PACIFIC SPINNER LIMITED

Per: /s/York Shin Lim Vin Lee
York Shin Lim Vin Lee

TEXHOMA ENERGY, INC.

Per: /s/Brian Alexander
Brian Alexander, President